EXHIBIT 99.1

Piedmont Office Realty Trust Reports Fourth Quarter and Annual 2023 Results

ATLANTA, February 7, 2024--Piedmont Office Realty Trust, Inc. ("Piedmont" or the "Company") (NYSE:PDM), an owner of Class A office properties located primarily in major U.S. Sunbelt markets, today announced its results for the quarter ended December 31, 2023.

Highlights for the Three Months and Year Ended December 31, 2023:

Financial Results:

	Three Months Ended		Year Ended
(in 000s other than per share amounts )	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net income/(loss) applicable to Piedmont	$(28,030)	$75,569	$(48,387)	$146,830
Net income/(loss) per share applicable to common stockholders - diluted	$(0.23)	$0.61	$(0.39)	$1.19
Gain on sale of real estate assets	$1,946	$101,055	$1,946	$151,729
Interest expense	$28,431	$20,739	$101,258	$65,656
Impairment charges	$18,489	$25,981	$29,446	$25,981
NAREIT Funds From Operations ("FFO") applicable to common stock	$50,624	$58,987	$214,399	$244,822
Core FFO applicable to common stock	$50,624	$61,235	$215,219	$247,070
NAREIT FFO per diluted share	$0.41	$0.48	$1.73	$1.98
Core FFO per diluted share	$0.41	$0.50	$1.74	$2.00
Adjusted FFO applicable to common stock	$31,833	$47,082	$153,008	$178,040

•Piedmont recognized a net loss of $28.0 million, or $0.23 per diluted share, for the fourth quarter of 2023, as compared to net income of $75.6 million, or $0.61 per diluted share, for the fourth quarter of 2022, with the decrease primarily attributable to:
◦An approximately $99.1 million decrease in gain on sale of real estate assets;
◦An approximately $7.7 million increase in interest expense driven by higher interest rates on the Company's debt during the three months ended December 31, 2023 as compared to the three months ended December 31, 2022;
◦Partially offset by, an approximately $7.5 million decrease in impairment charges.
•Core FFO, which removes the impact of the gain on sale of real estate assets and impairment charges above, as well as loss on early extinguishment of debt, prior year severance costs, and depreciation and amortization expense, was $0.41 per diluted share for the fourth quarter of 2023, as compared to $0.50 per diluted share for the fourth quarter of 2022, with the decrease primarily attributable to the increase in interest expense during the fourth quarter of 2023 noted above, and lower Property NOI as a result of the sale of the Cambridge Portfolio during December of 2022.

Leasing:

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
# of lease transactions	42	182
Total leasing sf	816,494	2,243,302
New tenant leasing sf	154,755	831,033
Cash rent roll up	0.0%	4.7%
Accrual rent roll up	11.3%	12.4%
Retention ratio	84.3%
Leased Percentage as of period end	87.1%
•The Company completed approximately 816,000 square feet of leasing during the fourth quarter, bringing total leasing for the year to 2.2 million square feet.
•On an annual basis, the Company completed approximately 831,000 square feet of new tenant leasing, the largest amount of annual new tenant leasing since 2018.
•The largest new tenant lease completed during the quarter was with GE Vernova for approximately 77,000 square feet at Galleria 600 in Atlanta, GA through 2036.
•The largest renewal completed during the quarter was US Bancorp's entire 447,000 square foot headquarters lease at US Bancorp Center in downtown Minneapolis, MN through 2034, with no roll down in cash rents and no free rent concessions.
•Rents on leases executed during the year ended December 31, 2023 for space vacant one year or less increased approximately 4.7% and 12.4% on a cash and accrual basis, respectively.
•The Company's leased percentage as of December 31, 2023 increased to 87.1%, up from 86.7% a year earlier.
•Same Store NOI - Cash basis and Same Store NOI - Accrual basis increased 4.8% and 1.1%, respectively, for the three months ended December 31, 2023, as compared to the same period in the prior year, as new leases commencing or with expiring abatements outweighed expired leases.
•On an annual basis, Same Store NOI - Cash basis increased 2.2% and Same Store NOI - Accrual basis decreased 1%.
•Excluding the US Bancorp lease, the average size lease executed during the fourth quarter of 2023 was approximately 12,000 square feet and the weighted average lease term was approximately seven years.
•As of December 31, 2023, the Company had approximately 1.1 million square feet of executed leases for vacant space yet to commence or under rental abatement, representing approximately $35 million of future additional annual cash rents.
•Thus far during the first quarter of 2024, the Company has executed over 260,000 square feet of total leasing.

Balance Sheet:

(in 000s except for ratios)	December 31, 2023	December 31, 2022
Total Real Estate Assets	$3,512,527	$3,500,624
Total Assets	$4,057,082	$4,085,525
Total Debt	$2,054,596	$1,983,681
Weighted Average Cost of Debt	5.82%	3.89%
Debt-to-Gross Assets Ratio	38.2%	37.6%
Average Net Debt-to-Core EBITDA (ttm)	6.4 x	6.0 x
•During the three months ended December 31, 2023, the Company's operating partnership, Piedmont Operating Partnership, LP, issued an additional $200 million aggregate principal amount of 9.25% senior unsecured notes at a premium (effective rate 8.75%) due 2028, with the net proceeds used to pay down bank term debt and the Company's revolving credit facility.
•Subsequent to December 31, 2023, the Company entered into a new, three year, $200 million unsecured syndicated bank term loan. The Company used the net proceeds and its revolving line of credit to pay off a $100 million bank term loan that was scheduled to mature in December of 2024, and to repay $190 million of a $215 million unsecured term loan that was scheduled to mature on January 31, 2024. The remaining $25 million of the $215 million unsecured term loan was extended to January 31, 2025.
•As a result of the above refinancing activity, the Company currently has:
•approximately $325 million of debt with final maturities over the next three years as follows:
◦$50 million in unsecured notes that mature in March of 2024; and,
◦$275 million in unsecured bank term loans that mature in the first quarter of 2025.
•approximately $400 million of capacity on its line of credit.

ESG and Operations:
•During the fourth quarter, GRESB® announced that the Company achieved the highest sustainability rating of "5 Star" and a second consecutive "Green Star" recognition based on 2022 performance.
•The Exchange at 200 South Orange Avenue in downtown Orlando, FL and 400 & 500 TownPark in Lake Mary, FL all won TOBY awards during the fourth quarter. The annual Outstanding Building of the Year ("TOBY") Awards are the most prestigious awards of their kind in the commercial real estate industry, recognizing excellence in office building management in fourteen different categories based on size and facility type.
•One and Two Meridian Crossings in Minneapolis, MN were certified LEED Gold.

Commenting on fourth quarter and annual results, Brent Smith, Piedmont's President and Chief Executive Officer, said, "Fourth quarter leasing activity remained robust at over 800,000 square feet, including the renewal of our largest tenant and approximately 155,000 square feet of new tenant leasing. Annual leasing for 2023 totaled 2.2 million square feet, including 831,000 square feet of new tenant leasing, the largest amount of new tenant leasing we've experienced in the past 5 years, driving positive absorption in the portfolio for the year at attractive economics." Continuing Smith added, "Further, despite a difficult credit environment in 2023, we made big strides in addressing the majority of our '24 and '25 debt maturities, thus improving the liquidity of the company and demonstrating our continued access to the capital markets. Since the onset of the pandemic, we have leased approximately 50% of the portfolio with no material change in occupancy levels. Our current leasing pipeline remains strong, and we believe our portfolio of differentiated, reimagined, professional environments, as well as our balance sheet, are well positioned to continue to drive further leasing success in 2024."

First Quarter 2024 Dividend

As previously announced, on February 1, 2024, the board of directors of Piedmont declared a dividend for the first quarter of 2024 in the amount of $0.125 per share on its common stock to stockholders of record as of the close of business on February 23, 2024, payable on March 15, 2024.

Guidance for 2024

The Company is introducing guidance for the year ending December 31, 2024 (inclusive of the effects of the refinancing activity completed in January 2024 mentioned above) as follows:

(in millions, except per share data)	Low	High
Net loss	$(47)	$(41)
Add:
Depreciation	148	151
Amortization	81	84
Core FFO applicable to common stock	$182	$194
Core FFO applicable to common stock per diluted share	$1.46	$1.56

This guidance is based on information available to management as of the date of this release and reflects management's view of current market conditions, including the following specific assumptions and projections:
•Executed leasing activity in the range of 1.5 - 2 million square feet with year-end leased percentage for the Company's in-service portfolio anticipated to be approximately 87-88%, before the impacts of any acquisition or disposition activity;
•Same Store NOI flat to 2% increase on both a cash and accrual basis, as the Company will experience some downtime between certain lease expirations and new lease commencements during 2024;
•Interest expense of approximately $119-121 million, reflecting a full year of higher interest rates as a result of refinancing activity completed by the Company during the latter half of 2023 and early 2024 and utilizing the latest forward yield curve projections; and,
•General and administrative expense will remain relatively flat at approximately $29-30 million;

No speculative acquisitions, dispositions, or refinancings are included in the above guidance. The Company will adjust guidance if such transactions occur.

Note that actual results could differ materially from these estimates and individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of any future dispositions, significant lease commencements and expirations, abatement periods, repairs and maintenance expenses, capital expenditures, capital markets activities, general and administrative expenses, accrued potential performance-based compensation expense, one-time revenue or expense events, and other factors discussed under "Forward Looking Statements" below.

Non-GAAP Financial Measures

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), this release and the accompanying quarterly supplemental information as of and for the period ended December 31, 2023 contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI (cash and accrual basis), Property NOI (cash and accrual basis), EBITDAre, and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included below and in the accompanying quarterly supplemental information.
Each of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this release and the accompanying quarterly supplemental information may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this release and the accompanying quarterly supplemental financial information from time to time in light of its then existing operations.

Conference Call Information

Piedmont has scheduled a conference call and an audio web cast for Thursday, February 8, 2024, at 9:00 A.M. Eastern time. The live, listen-only, audio web cast of the call may be accessed on the Company's website at http://investor.piedmontreit.com/news-and-events/events-calendar. Dial-in numbers for analysts who plan to actively participate in the call are (888) 506-0062 for participants in the United States and Canada and (973) 528-0011 for international participants. Participant Access Code is 935915. A replay of the conference call will be available through February 22, 2024, and may be accessed by dialing (877) 481-4010 for participants in the United States and Canada and (919) 882-2331 for international participants, followed by conference identification code 49714. A web cast replay will also be available after the conference call in the Investor Relations section of the Company's website. During the audio web cast and conference call, the Company's management team will review fourth quarter and annual 2023 performance, discuss recent events, and conduct a question-and-answer period.

Supplemental Information

Quarterly supplemental information as of and for the period ended December 31, 2023 can be accessed on the Company`s website under the Investor Relations section at www.piedmontreit.com.

About Piedmont Office Realty Trust

Piedmont Office Realty Trust, Inc. (NYSE: PDM) is an owner, manager, developer, redeveloper, and operator of high-quality, Class A office properties located primarily in major U.S. Sunbelt markets. Its approximately $5 billion portfolio is currently comprised of approximately 17 million square feet. The Company is a fully integrated, self-managed real estate investment trust (REIT) with local management offices in each of its markets and is investment-grade rated by S&P Global Ratings (BBB-) and Moody’s (Baa3). Piedmont is a 2023 ENERGY STAR Partner of the Year. For more information, see www.piedmontreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue" or similar words or phrases that indicate predictions of future events or trends or that do not relate solely to historical matters. Examples of such statements in this press release include whether the Company's portfolio of differentiated, reimagined, professional environments, as well as balance sheet, will drive further leasing success in 2024; and, the Company's estimated range of Net Income/(Loss), Depreciation, Amortization, Core FFO and Core FFO per diluted share. These statements are based on beliefs and assumptions of Piedmont’s management, which in turn are based on information available at the time the statements are made.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements:
•Economic, regulatory, socio-economic (including work from home), technological (e.g. Metaverse, Zoom, etc), and other changes that impact the real estate market generally, the office sector or the patterns of use of commercial office space in general, or the markets where we primarily operate or have high concentrations of Annualized Lease Revenue;
•The impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases;
•Lease terminations, lease defaults, lease contractions, or changes in the financial condition of our tenants, particularly by one of our large lead tenants;
•Impairment charges on our long-lived assets or goodwill resulting therefrom;
•The success of our real estate strategies and investment objectives, including our ability to implement successful redevelopment and development strategies or identify and consummate suitable acquisitions and divestitures;
•The illiquidity of real estate investments, including economic changes, such as rising interest rates and available financing, which could impact the number of buyers/sellers of our target properties, and regulatory restrictions to which real estate investment trusts ("REITs") are subject and the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties;
•The risks and uncertainties associated with our acquisition and disposition of properties, many of which risks and uncertainties may not be known at the time of acquisition or disposition;
•Development and construction delays, including the potential of supply chain disruptions, and resultant increased costs and risks;
•Future acts of terrorism, civil unrest, or armed hostilities in any of the major metropolitan areas in which we own properties, or future cybersecurity attacks against any of our properties or our tenants;
•Risks related to the occurrence of cybersecurity incidents, including cybersecurity incidents against us or any of our properties or tenants, or a deficiency in our identification, assessment or management of cybersecurity threats impacting our operations and the public's reaction to reported cybersecurity incidents;
•Costs of complying with governmental laws and regulations, including environmental standards imposed on office building owners;
•Uninsured losses or losses in excess of our insurance coverage, and our inability to obtain adequate insurance coverage at a reasonable cost;
•Additional risks and costs associated with directly managing properties occupied by government tenants, such as potential changes in the political environment, a reduction in federal or state funding of our governmental tenants, or an increased risk of default by government tenants during periods in which state or federal governments are shut down or on furlough;
•Significant price and volume fluctuations in the public markets, including on the exchange which we listed our common stock;
•Risks associated with incurring mortgage and other indebtedness, including changing capital reserve requirements on our lenders and rapidly rising interest rates for new debt financings;
•A downgrade in our credit rating, which could, among other effects, trigger an increase in the stated rate of one or more of our unsecured debt instruments;
•The effect of future offerings of debt or equity securities on the value of our common stock;
•Additional risks and costs associated with inflation and continuing increases in the rate of inflation, including the impact of a possible recession;
•Uncertainties associated with environmental and regulatory matters;
•Changes in the financial condition of our tenants directly or indirectly resulting from geopolitical developments that could negatively affect important supply chains and international trade, the termination or threatened termination of existing international trade agreements, or the implementation of tariffs or retaliatory tariffs on imported or exported goods;
•The effect of any litigation to which we are, or may become, subject;
•Additional risks and costs associated with owning properties occupied by tenants in particular industries, such as oil and gas, hospitality, travel, co-working, etc., including risks of default during start-up and during economic downturns;
•Changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), or other tax law changes which may adversely affect our stockholders;
•The future effectiveness of our internal controls and procedures;
•Actual or threatened public health epidemics or outbreaks, such as the COVID-19 pandemic, as well as governmental and private measures taken to combat such health crises; and
•Other factors, including the risk factors described in Item 1A. Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, as well as the risk factors discussed under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2022.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Research Analysts/ Institutional Investors Contact:
770-418-8592
research.analysts@piedmontreit.com

Shareholder Services/Transfer Agent Services Contact:
Computershare, Inc.
866-354-3485
investor.services@piedmontreit.com

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2023	December 31, 2022
Assets:
Real estate assets, at cost:
Land	$567,244	$567,244
Buildings and improvements	3,823,241	3,682,000
Buildings and improvements, accumulated depreciation	(1,046,512)	(915,010)
Intangible lease assets	170,654	205,074
Intangible lease assets, accumulated amortization	(88,066)	(90,694)
Construction in progress	85,966	52,010
Total real estate assets	3,512,527	3,500,624
Cash and cash equivalents	825	16,536
Tenant receivables	7,915	4,762
Straight line rent receivables	183,839	172,019
Restricted cash and escrows	3,381	3,064
Prepaid expenses and other assets	28,466	17,152
Goodwill	53,491	82,937
Interest rate swaps	3,032	4,183
Deferred lease costs	487,519	505,979
Deferred lease costs, accumulated depreciation	(223,913)	(221,731)
Total assets	$4,057,082	$4,085,525
Liabilities:
Unsecured debt, net of discount and unamortized debt issuance costs of $15,437 and $13,319, respectively	$1,858,717	$1,786,681
Secured Debt	195,879	197,000
Accounts payable, accrued expenses, and accrued capital expenditures	131,516	110,306
Dividends payable	15,143	25,357
Deferred income	89,930	59,977
Intangible lease liabilities, less accumulated amortization	42,925	56,949
Total liabilities	2,334,110	2,236,270
Stockholders' equity:
Common stock (123,715,298 and 123,439,558 shares outstanding as of December 31, 2023 and December 31, 2022, respectively)	1,237	1,234
Additional paid in capital	3,716,742	3,711,005
Cumulative distributions in excess of earnings	(1,987,147)	(1,855,893)
Other comprehensive income	(9,418)	(8,679)
Piedmont stockholders' equity	1,721,414	1,847,667
Noncontrolling interest	1,558	1,588
Total stockholders' equity	1,722,972	1,849,255
Total liabilities and stockholders' equity	$4,057,082	$4,085,525

Net debt (Unsecured and Secured Debt less Cash and cash equivalents)	2,053,771	1,967,145
Total Principal Amount of Debt Outstanding (Unsecured and Secured Debt plus discounts and unamortized debt issuance costs)	2,070,033	1,997,000

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022
Revenues:
Rental and tenant reimbursement revenue	$139,447	$142,106	$555,313	$545,741
Property management fee revenue	389	395	1,729	1,675
Other property related income	5,495	4,707	20,714	16,350
Total revenues	145,331	147,208	577,756	563,766
Expenses:
Property operating costs	59,085	59,763	235,091	226,058
Depreciation	38,036	34,788	148,458	133,616
Amortization	24,232	23,915	87,756	90,937
Impairment Charges	18,489	25,981	29,446	25,981
General and administrative	7,177	7,915	29,190	29,127
Total operating expenses	147,019	152,362	529,941	505,719
Other income (expense):
Interest expense	(28,431)	(20,739)	(101,258)	(65,656)
Other income	146	408	3,940	2,710
Loss on early extinguishment of debt	—	—	(820)	—
Gain on sale of real estate assets	1,946	101,055	1,946	151,729
Total other income (expense)	(26,339)	80,724	(96,192)	88,783
Net income/(loss)	(28,027)	75,570	(48,377)	146,830
Net income applicable to noncontrolling interest	(3)	(1)	(10)	—
Net income/(loss) applicable to Piedmont	$(28,030)	$75,569	$(48,387)	$146,830
Weighted average common shares outstanding - diluted	123,714	123,633	123,659	123,524
Net income/(loss) per share applicable to common stockholders - diluted	$(0.23)	$0.61	$(0.39)	$1.19

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands, except for per share data)

	Three Months Ended			Year Ended
	12/31/2023		12/31/2022	12/31/2023		12/31/2022
GAAP net income/(loss) applicable to common stock	$(28,030)		$75,569	$(48,387)		$146,830
Depreciation of real estate assets(1)	37,889		34,587	147,569		132,849
Amortization of lease-related costs	24,222		23,905	87,717		90,891
Impairment charges	18,489		25,981	29,446		25,981
Gain on sale of real estate assets	(1,946)		(101,055)	(1,946)		(151,729)
NAREIT Funds From Operations applicable to common stock*	50,624		58,987	214,399		244,822
Severance costs associated with management reorganization	—		2,248	—		2,248
Loss on early extinguishment of debt	—		—	820		—
Core Funds From Operations applicable to common stock*	50,624		61,235	215,219		247,070
Amortization of debt issuance costs and discounts on debt	1,481		926	5,442		3,389
Depreciation of non real estate assets	136		191	847		728
Straight-line effects of lease revenue	(908)		(2,356)	(7,268)		(11,230)
Stock-based compensation adjustments	1,989		1,717	6,337		4,833
Amortization of lease-related intangibles	(2,869)		(3,713)	(13,879)		(13,426)
Non-incremental capital expenditures(2)	(18,620)		(10,918)	(53,690)		(53,324)
Adjusted Funds From Operations applicable to common stock*	$31,833		$47,082	$153,008		$178,040
Weighted average common shares outstanding - diluted	123,846	(3)	123,633	123,702	(3)	123,524
NAREIT Funds From Operations per share (diluted)	$0.41		$0.48	$1.73		$1.98
Core Funds From Operations per share (diluted)	$0.41		$0.50	$1.74		$2.00

(1)Excludes depreciation of non real estate assets.

(2)Capital expenditures of a recurring nature related to tenant improvements, leasing commissions and building capital that do not incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives incurred to lease space that was vacant at acquisition, leasing costs for spaces vacant for greater than one year, leasing costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that either enhance the rental rates of a building or change the property’s underlying classification, such as from a Class B to a Class A property, are excluded from this measure.

(3)Includes potential dilution under the treasury stock method that would occur if our remaining unvested and potential stock awards vested and resulted in additional common shares outstanding. Such shares are not included when calculating net loss per diluted share applicable to Piedmont for the three months and year ended December 31, 2023 as they would reduce the loss per share presented.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Three Months Ended		Three Months Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022

Net income/(loss) applicable to Piedmont (GAAP)	$(28,030)	$75,569	$(28,030)	$75,569
Net income applicable to noncontrolling interest	3	1	3	1
Interest expense	28,431	20,739	28,431	20,739
Depreciation	38,025	34,778	38,025	34,778
Amortization	24,223	23,905	24,223	23,905
Depreciation and amortization attributable to noncontrolling interests	20	20	20	20
Impairment charges	18,489	25,981	18,489	25,981
Gain on sale of real estate assets	(1,946)	(101,055)	(1,946)	(101,055)
EBITDAre*	79,215	79,938	79,215	79,938
Severance costs associated with management reorganization	—	2,248	—	2,248
Core EBITDA*	79,215	82,186	79,215	82,186
General and administrative expenses	7,177	5,668	7,177	5,668
Management fee revenue	(247)	(261)	(247)	(261)
Other income	(38)	(193)	(38)	(193)
Reversal of non-cash general reserve for uncollectible accounts	—	(1,000)
Straight-line effects of lease revenue	(908)	(2,356)
Straight-line effects of lease revenue attributable to noncontrolling interests	(3)	(4)
Amortization of lease-related intangibles	(2,869)	(3,713)
Property NOI*	82,327	80,327	86,107	87,400
Net operating (income)/loss from:
Acquisitions	(6,123)	(5,313)	(7,784)	(7,553)
Dispositions	(37)	(2,343)	(37)	(2,389)
Other investments(1)	241	224	143	123
Same Store NOI*	$76,408	$72,895	$78,429	$77,581
Change period over period in Same Store NOI	4.8%	N/A	1.1%	N/A

(1)Other investments consist of our investments in active, out-of-service redevelopment and development projects, land, and recently completed redevelopment and development projects. The operating results of 222 South Orange Avenue in Orlando, FL, are included in this line item.

Piedmont Office Realty Trust, Inc.
EBITDAre, Core EBITDA, Property Net Operating Income (Cash and Accrual), Same Store Net Operating Income (Cash and Accrual)
Unaudited (in thousands)

	Cash Basis		Accrual Basis
	Year Ended		Year Ended
	12/31/2023	12/31/2022	12/31/2023	12/31/2022

Net income/(loss) applicable to Piedmont (GAAP)	$(48,387)	$146,830	$(48,387)	$146,830
Net income applicable to noncontrolling interest	10	—	10	—
Interest expense	101,258	65,656	101,258	65,656
Depreciation	148,417	133,577	148,417	133,577
Amortization	87,717	90,891	87,717	90,891
Depreciation and amortization attributable to noncontrolling interests	80	85	80	85
Impairment charges	29,446	25,981	29,446	25,981
Gain on sale of real estate assets	(1,946)	(151,729)	(1,946)	(151,729)
EBITDAre*	316,595	311,291	316,595	311,291
Severance costs associated with management reorganization	—	2,248	—	2,248
Loss on early extinguishment of debt	820	—	820	—
Core EBITDA*	317,415	313,539	317,415	313,539
General and administrative expenses	29,190	26,879	29,190	26,879
Management fee revenue	(1,004)	(1,004)	(1,004)	(1,004)
Other income	(3,256)	(1,847)	(3,256)	(1,847)
Reversal of non-cash general reserve for uncollectible accounts	(1,000)	(3,000)
Straight-line effects of lease revenue	(7,268)	(11,230)
Straight-line effects of lease revenue attributable to noncontrolling interests	(10)	(10)
Amortization of lease-related intangibles	(13,879)	(13,426)
Property NOI*	320,188	309,901	342,345	337,567
Net operating (income)/loss from:
Acquisitions	(22,907)	(8,180)	(30,167)	(11,717)
Dispositions	65	(10,714)	65	(10,826)
Other investments(1)	790	763	387	651
Same Store NOI*	$298,136	$291,770	$312,630	$315,675
Change period over period in Same Store NOI	2.2%	N/A	(1.0)%	N/A

(1)Other investments consist of our investments in active redevelopment and development projects, land, and recently completed redevelopment and development projects for which some portion of operating expenses were capitalized during the current or prior reporting periods. The operating results from 222 South Orange Avenue in Orlando, FL, are included in this line item.

*Definitions:

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income/(loss) (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets, goodwill, and investment in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, along with appropriate adjustments to those reconciling items for joint ventures, if any. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain infrequent or non-recurring items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for joint ventures, if any. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

EBITDAre: The Company calculates EBITDAre in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines EBITDAre as net income/(loss) (computed in accordance with GAAP) adjusted for gains or losses from sales of property, impairment charges, depreciation on real estate assets, amortization on real estate assets, interest expense and taxes, along with the same adjustments for joint ventures. Some of the adjustments mentioned can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. EBITDAre is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that EBITDAre is helpful to investors as a supplemental performance measure because it provides a metric for understanding the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization) and capitalization and capital structure expenses (such as interest expense and taxes). The Company also believes that EBITDAre can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define EBITDAre in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of EBITDAre may not be comparable to that of such other REITs.

Core EBITDA: The Company calculates Core EBITDA as net income/(loss) (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and removing any impairment charges, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of non-cash general reserve for uncollectible accounts, straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties for which the following criteria were met during the entire span of the current and prior year reporting periods: (i) they were owned, (ii) they were not under development / redevelopment, and (iii) none of the operating expenses for which were capitalized. Same Store NOI also excludes amounts attributable to land assets. The Company may present this measure on an accrual basis or a cash basis. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.